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                                                                     EXHIBIT 8.1

                       [Letterhead of Latham & Watkins]

                               February 20, 1998


Impac Mortgage Holdings, Inc.
20371 Irvine Avenue
Santa Ana Heights, California 92707

     Re:  Registration Statement on Form S-3
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Ladies and Gentlemen:

          We have acted as tax counsel to Impac Mortgage Holdings, Inc., a Maryland corporation (the "Company"), in connection with the registration by the Company of 2,009,310 shares of common stock ("Common Stock"), par value $.01 per share, of the Company, under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 filed with the Securities and Exchange Commission on February 20, 1998 (the "Registration Statement").

          You have requested our opinion concerning certain of the federal income tax considerations relating to the Company and the purchasers of Common Stock in connection with the transaction described above. This opinion is based on various facts and assumptions, including the facts set forth in the Registration Statement concerning the business, assets and governing documents of the Company and its subsidiaries. We have also been furnished with, and with your consent have relied upon, certain representations made by the Company with respect to certain factual matters through a certificate of an officer of the Company (the "Officer's Certificate").

          As tax counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such
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Impac Mortgage Holdings, Inc.
February 20, 1998
Page 2

documents and the conformity to authentic original documents of all documents submitted to us as copies.

          We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

          Based on such facts, assumptions and representations, it is our opinion that the statements in the Registration Statement set forth under the caption "Federal Income Tax Considerations" to the extent such information constitutes matters of law, summaries of legal matters, or legal conclusions, have been reviewed by us and are accurate in all material respects.

          No opinion is expressed as to any matter not discussed herein.

          This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Any such change may affect the conclusions stated herein. Also, any variation or difference in the facts from those set forth in the Company's representations (including those set forth in the Registration Statement and the Officer's Certificate) may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a real estate investment trust depends upon the Company's ability to meet (through actual annual operating results, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code, the results of which have not been and will not be reviewed by Latham & Watkins. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy such requirements. This opinion is only being rendered to you as of the date of this letter and we undertake no obligation to update this opinion if there are changes in the facts or the law subsequent to such date.

          This opinion is rendered only to you and is solely for your use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions "Federal Income Tax Considerations" and "Legal Matters" in the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.


                                    Very truly yours,

                                    /s/ Latham & Watkins